Exhibit 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports First Quarter 2009 Results
Stamford, CT – April 30, 2009 – Odyssey Re Holdings Corp. (NYSE: ORH) reported net income available to common shareholders of $0.9 million, or $0.01 per diluted share, for the quarter ended March 31, 2009, compared to $249.0 million, or $3.61 per diluted share, for the quarter ended March 31, 2008. Operating income after tax(1) was $57.5 million, or $0.95 per diluted share, for the first quarter of 2009, compared to $39.1 million, or $0.57 per diluted share, for the first quarter of 2008. Included in the first quarter 2009 net income available to common shareholders were after-tax net realized losses of $64.6 million, or $1.07 per diluted share, compared to after-tax net realized gains of $209.9 million, or $3.04 per diluted share, for the first quarter of 2008.
Gross premiums written for the quarter ended March 31, 2009 were $554.9 million, a decrease of 3.9% compared to $577.6 million for the quarter ended March 31, 2008. This reflects an increase from the first quarter of 2008 of 0.8% in the Company’s worldwide reinsurance premiums, offset by a 13.3% decline in the Company’s specialty insurance premiums, principally related to the Company’s U.K. insurance group. Net premiums written during the first quarter of 2009 were $479.0 million, a decrease of 7.5% compared to $517.8 million during the first quarter of 2008. The combined ratio for the first quarter of 2009 was 96.5%, compared to 98.4% for the first quarter of 2008. The underwriting results for the quarter ended March 31, 2009 include $42.7 million, or 9.1 combined ratio points, related to current year catastrophe losses, principally Windstorm Klaus in Europe, compared to $36.6 million, or 7.2 combined ratio points, for the quarter ended March 31, 2008.
Net investment income amounted to $67.5 million for the first quarter of 2009, compared to $73.1 million for the first quarter of 2008. Net pre-tax realized losses were $99.4 million for the first quarter of 2009, compared to net pre-tax realized gains of $323.0 million for the first quarter of 2008. The net pre-tax realized loss for the quarter ended March 31, 2009 includes other-than-temporary write-downs of investments of $81.4 million and mark-to-market and foreign currency losses of $24.6 million, offset by net realized gains on the disposal of investments of $6.6 million. Net realized gains for the first quarter of 2008 benefited significantly from mark-to-market gains on the Company’s investment in credit default and total return swaps, and included a $40.9 million realized loss related to other-than-temporary write-downs of investments.
Shareholders’ equity was $2.7 billion and book value per common share(2) was $43.80 as of March 31, 2009, compared to shareholders’ equity of $2.8 billion and book value per common share of $45.37 as of December 31, 2008. The Company did not repurchase any of its common shares during the first quarter of 2009.
For the quarter ended March 31, 2009, cash flow from operations was a negative $76.3 million, compared to positive cash flow from operations of $107.3 million for the quarter ended March 31, 2008. The first quarter of 2009 includes an increase in tax payments of $176.7 million compared to the first quarter of 2008, primarily related to the recognition of realized investment gains, during the fourth quarter of 2008, on closed credit default and total return swaps.
During the quarter, OdysseyRe paid a cash dividend of $0.075 per common share on March 31, 2009 to common shareholders of record as of March 17, 2009.

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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized gains or losses and the gain on the redemption of preferred shares. Although realized gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income, after tax and related amounts per diluted share is as follows (in millions, except per share amounts):

	Three months ended, (unaudited)
	March 31, 2009		March 31, 2008
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$0.9	$0.01	$249.0	$3.61
Less: Net realized losses (gains), after tax	64.6	1.07	(209.9)	(3.04)
Gain on the redemption of preferred shares	(8.0)	(0.13)	—	—

Operating income, after tax	$57.5	$0.95	$39.1	$0.57

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at the end of each respective period to derive book value per common share, as reflected in the following table (in millions, except share and per share amounts):

	March 31,	December 31,
	2009	2008
Total shareholders’ equity	$2,713.7	$2,827.7
Less: equity related to preferred stock	77.2	94.4

Total common shareholders’ equity	$2,636.5	$2,733.3

Common shares outstanding	60,194,029	60,242,949

Book value per common share	$43.80	$45.37

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A conference call to discuss OdysseyRe’s first quarter financial results will be held at 10:00 a.m. Eastern Time on Friday, May 1, 2009.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (888) 259-8724 (domestic) or (913) 312-1418 (international) with the passcode number 2648300. A replay of the call will be available from 12:00 p.m. Eastern Time on Friday, May 1, 2009, until 11:59 p.m. Eastern Time on Sunday, May 10, 2009. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 2648300.
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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Mexico City. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol, “ORH”.

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Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to current governmental investigations; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Visit OdysseyRe’s web site – www.odysseyre.com – for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
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Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $3,570,842 and $3,429,226, respectively)	$3,846,428	$3,594,278
Fixed income securities, held as trading securities, at fair value (amortized cost $577,736 and $474,465, respectively)	412,374	338,209
Redeemable preferred stock, at fair value (cost $324 and $510, respectively)	108	114
Equity securities:
Common stocks, at fair value (cost $1,802,909 and $1,628,611, respectively)	1,485,873	1,555,142
Common stocks, at equity	139,982	141,473
Short-term investments, at fair value (cost $898,450 and $1,202,366, respectively)	898,494	1,202,360
Cash and cash equivalents	461,785	755,747
Cash and cash equivalents held as collateral	11,236	82,374
Other invested assets	202,352	222,841

Total investments and cash	7,458,632	7,892,538
Accrued investment income	75,466	66,575
Premiums receivable	486,337	496,418
Reinsurance recoverable on paid losses	57,638	82,999
Reinsurance recoverable on unpaid losses	689,208	690,171
Prepaid reinsurance premiums	104,567	94,797
Funds held by reinsureds	130,425	128,543
Deferred acquisition costs	138,731	139,069
Federal and foreign income taxes receivable	310,439	52,096
Other assets	81,980	83,303

Total assets	$9,533,423	$9,726,509

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,266,303	$5,250,484
Unearned premiums	719,224	701,955
Reinsurance balances payable	148,326	116,388
Funds held under reinsurance contracts	46,698	55,495
Debt obligations	489,309	489,278
Other liabilities	149,901	285,174

Total liabilities	6,819,761	6,898,774

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 and 2,000,000 Series A shares and 1,167,263 and 1,872,000 Series B shares issued and outstanding, respectively	32	39
Common shares, $0.01 par value; 500,000,000 shares authorized; 60,266,270 and 60,264,270 shares issued, respectively	603	603
Additional paid-in capital	592,469	614,203
Treasury shares, at cost (72,241 and 21,321 shares, respectively)	(2,673)	(795)
Accumulated other comprehensive (loss) income, net of deferred income taxes	(4,389)	82,421
Retained earnings	2,127,620	2,131,264

Total shareholders’ equity	2,713,662	2,827,735

Total liabilities and shareholders’ equity	$9,533,423	$9,726,509

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2009	2008
REVENUES
Gross premiums written	$554,920	$577,554
Ceded premiums written	75,941	59,734

Net premiums written	478,979	517,820
Increase in net unearned premiums	(8,961)	(6,392)

Net premiums earned	470,018	511,428
Net investment income	67,461	73,128
Net realized investment (losses) gains	(99,363)	322,994

Total revenues	438,116	907,550

EXPENSES
Losses and loss adjustment expenses	317,591	352,250
Acquisition costs	93,004	108,147
Other underwriting expenses	43,105	42,775
Other expense, net	4,202	11,096
Interest expense	8,085	9,043

Total expenses	465,987	523,311

(Loss) income before income taxes	(27,871)	384,239

Federal and foreign income tax (benefit) provision:
Current	34,622	110,687
Deferred	(56,702)	22,607

Total federal and foreign income tax (benefit) provision	(22,080)	133,294

Net (loss) income	(5,791)	250,945
Preferred dividends	(1,336)	(1,913)
Gain on redemption of Series B preferred shares	7,997	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$870	$249,032

BASIC
Weighted average common shares outstanding	59,375,095	68,039,341

Basic earnings per common share	$0.01	$3.62

DILUTED
Weighted average common shares outstanding	59,848,828	68,536,586

Diluted earnings per common share	$0.01	$3.61

DIVIDENDS
Dividends declared per common share	$0.075	$0.063

COMPREHENSIVE (LOSS) INCOME
Net (loss) income	$(5,791)	$250,945
Other comprehensive loss, net of tax	(86,810)	(4,047)

Comprehensive (loss) income	$(92,601)	$246,898

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Three Months Ended
	March 31,		%
	2009	2008	Change
GROSS PREMIUMS WRITTEN
Americas	$195,297	$189,594	3.0%
EuroAsia	160,317	157,947	1.5
London Market	72,942	101,058	(27.8)
U.S. Insurance	126,364	128,955	(2.0)

Total	$554,920	$577,554	(3.9)%

NET PREMIUMS WRITTEN
Americas	$190,697	$185,263	2.9%
EuroAsia	153,586	150,848	1.8
London Market	52,487	84,067	(37.6)
U.S. Insurance	82,209	97,642	(15.8)

Total	$478,979	$517,820	(7.5)%

NET PREMIUMS EARNED
Americas	$195,203	$196,396	(0.6)%
EuroAsia	138,215	143,276	(3.5)
London Market	54,424	76,673	(29.0)
U.S. Insurance	82,176	95,083	(13.6)

Total	$470,018	$511,428	(8.1)%

	Three Months Ended		Percentage
	March 31,		Point
	2009	2008	Change
LOSSES AND LOSS
ADJUSTMENT EXPENSES RATIO
Americas	60.1%	66.9%	(6.8)
EuroAsia	80.1	77.5	2.6
London Market	63.7	62.8	0.9
U.S. Insurance	66.8	64.9	1.9

Total	67.6%	68.9%	(1.3)

ACQUISITION COSTS AND OTHER
UNDERWRITING EXPENSES RATIO
Americas	31.0%	33.0%	(2.0)
EuroAsia	25.1	25.8	(0.7)
London Market	28.3	27.0	1.3
U.S. Insurance	31.0	29.9	1.1

Total	28.9%	29.5%	(0.6)

COMBINED RATIO
Americas	91.1%	99.9%	(8.8)
EuroAsia	105.2	103.3	1.9
London Market	92.0	89.8	2.2
U.S. Insurance	97.8	94.8	3.0

Total	96.5%	98.4%	(1.9)